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                                                                  EXHIBIT 10(AA)



             FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT


Goodrich Corporation ("Goodrich") entered into a Director and Officer Indemnification Agreement identical to the form attached hereto with each of the following Goodrich directors and executive officers on the dates indicated:


         Date              Name
         ----              ----
         08/30/01          Diane C. Creel
         08/30/01          George A. Davidson, Jr.
         08/30/01          Harris E. DeLoach, Jr.
         08/30/01          James J. Glasser
         02/12/03          James W. Griffith
         08/30/01          William R. Holland
         08/30/01          Douglas E. Olesen
         08/30/01          Richard de J. Osborne
         08/30/01          Alfred M. Rankin, Jr.
         08/30/01          James R. Wilson
         08/30/01          A. Thomas Young
         08/30/01          Marshall O. Larsen
         08/30/01          Terrence G. Linnert
         08/30/01          Ulrich Schmidt
         08/30/01          Stephen R. Huggins
         08/30/01          Jerry S. Lee
         02/12/03          John J. Carmola
         02/12/03          Cynthia M. Egnotovich
         02/12/03          John J. Grisik
         08/30/01          Robert D. Koney, Jr.






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                 DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT, dated as of ___________ (this "Agreement"), is made by and between Goodrich Corporation, a New York corporation (the "Company"), and _______________ ("Indemnitee").

                                    RECITALS

         A. It is important to the Company to attract and retain as directors and officers the most capable persons reasonably available.

         B. Indemnitee is a director and/or officer of the Company.

         C. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment.

         D. The Company's By-laws (together with the Company's Restated Certificate of Incorporation, the "Constituent Documents") provide that the Company will indemnify its directors and officers and will advance expenses in connection therewith, and Indemnitee's willingness to serve as a director and/or officer of the Company, or at the Company's request to serve another entity in any capacity, is based in part on Indemnitee's reliance on such provisions.

         E. In recognition of Indemnitee's need for substantial protection against personal liability in order to encourage Indemnitee's continued service to the Company or, at the Company's request, another entity, in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the Constituent Documents, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors (the "Board") or any acquisition, disposition or other business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of Indemnifiable Losses (as defined in Section 1(d)) and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW, THEREFORE, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

         (a) "AFFILIATE" has the meaning given to that term in Rule 405 under the Securities Act of 1933, provided, however, that for purposes of this Agreement the Company and its subsidiaries will not be deemed to constitute Affiliates of Indemnitee or the Indemnitee.

         (b) "CLAIM" means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative, investigative or


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                  other), whether instituted by the Company or any other party
                  (including, without limitation, any governmental entity), or any inquiry or investigation, whether instituted by the Company or any other party (including, without limitation, any governmental entity) that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

         (c) "EXPENSES" includes all attorneys' and experts' fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, or participating (as a party, a witness, or otherwise) in (including on appeal), or preparing to defend or participate in, any Claim.

         (d) "INDEMNIFIABLE LOSSES" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid or payable in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) relating to, resulting from or arising out of any act or failure to act by the Indemnitee, or his or her status as any person referred to in clause (i) of this sentence, (i) in his or her capacity as a director, officer, employee or agent of the Company, any of its Affiliates or any other entity as to which the Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee, agent or any other capacity of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit and (ii) in respect of any business, transaction or other activity of any entity referred to in clause (i) of this sentence.

2. BASIC INDEMNIFICATION ARRANGEMENT. The Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by the laws of the State of New York in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification (but in no case less than the extent permitted under the laws in effect as of the date hereof) against all Indemnifiable Losses relating to, resulting from or arising out of any Claim. The failure by Indemnitee to notify the Company of such Claim will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. Except as provided in Sections 4 and 18, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3. ADVANCEMENT OF EXPENSES. The Indemnitee's right to indemnification in Section 2 of this Agreement shall include the right of Indemnitee to be advanced by the Company any Expenses. If so requested by Indemnitee, the Company will advance within two business days of such request any and all Expenses to Indemnitee which Indemnitee reasonably determines likely to be payable; provided, however, that Indemnitee will return, without interest, any such advance which remains unspent at the final conclusion of the Claim to which the advance related; and provided, further, that, except as provided in Section 18, all amounts advanced in respect of such Expenses shall be repaid to the


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         Company by Indemnitee if it shall ultimately be determined in a final judgment that Indemnitee is not entitled to be indemnified for such Expenses.

4. INDEMNIFICATION FOR ADDITIONAL EXPENSES. Without limiting the generality or effect of the foregoing, the Company will indemnify Indemnitee against and, if requested by Indemnitee, will within two business days of such request advance to Indemnitee, any and all attorneys' fees and other Expenses paid or incurred by Indemnitee in connection with any Claim asserted or brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Company's Constituent Documents now or hereafter in effect relating to Claims for Indemnifiable Losses and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, there will be a presumption that Indemnitee is so entitled, and the burden of proof shall, to the extent permitted by law, be on the Company to establish that Indemnitee is not so entitled.

6. NO OTHER PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. NON-EXCLUSIVITY, ETC. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company's jurisdiction of incorporation, any other contract or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that
         (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision.


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8.                LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance (the "D&O Insurance"), Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. Notwithstanding the foregoing, the Company shall not be required to cover the Indemnitee under its D&O Insurance to the same extent as other directors or officers of the Company, or at all, if the Company determines in good faith that such insurance is not available, or the premium costs (or increases in premium costs of other directors or officers of the Company as a result of such coverage) for such insurance is materially disproportionate to the amount of coverage provided.

9. SUBROGATION. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee's successors). The Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

10. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss made against Indemnitee to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder provided that, if Indemnitee for any reason is required to disgorge any payment actually received by him, the Company shall be obligated to pay such amount to Indemnitee in accordance with the other terms of this Agreement (i.e., disregarding the terms of this Section 10).

11. DEFENSE OF CLAIMS. The Company will be entitled to participate in the defense (including, without limitation, the negotiation and approval of any settlement) of any Claim in respect of which Indemnitee may seek indemnification from the Company hereunder, or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company's expense. Notwithstanding the preceding sentence, in any event the Company shall be liable to Indemnitee under this Agreement for the reasonable costs of investigation and preparation for the defense of any Claim (including, without limitation, appearing as a witness and reasonable fees and expenses of counsel in connection therewith). The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Claim that the Indemnitee is or could have been a


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         party to unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Claim.

12. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company (a "Successor"), by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and may be assigned to a Successor, but will not otherwise be assignable or delegatable by the Company.

         (b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

         (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12(a) and 12(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

13. NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to the Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflict of laws of such State. Each party consents to non-exclusive jurisdiction of any New York state or federal court for purposes of any action, suit or proceeding hereunder, waives any objection to venue therein or any defense based on forum non conveniens or similar theories and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 13.


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15.               VALIDITY. If any provision of this Agreement or the
         application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.

16. MISCELLANEOUS. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

18. LEGAL FEES AND EXPENSES. It is the intent of the Company that the Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Indemnitee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Indemnitee agree that a confidential relationship shall exist between the Indemnitee and such counsel. Without respect to whether the Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Indemnitee in connection with any of the foregoing.


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19.               RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION;
         PROCEDURE UPON APPLICATION. Except as provided in Section 3, any indemnification under this Agreement shall be made as soon as practicable but in any event no later than 30 days after receipt of the written request of the Indemnitee for such indemnification (such request to be accompanied by reasonable supporting documentation of the Indemnifiable Losses), unless a determination is made within said 30 day period by (a) the Board by a majority vote of a quorum thereof consisting of directors who were not parties to such proceedings, or
         (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that the Indemnitee has not met the relevant standards for indemnification set forth in this Agreement. In the case of either (a) or (b) above, the Company shall send prompt written notice to the Indemnitee of such determination.

20. CERTAIN INTERPRETIVE MATTERS. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.



                                         GOODRICH CORPORATION
                                         Four Coliseum Centre
                                         2730 West Tyvola Road
                                         Charlotte, North Carolina  28217



                                         By:____________________________________
                                         Name:
                                         Title:


                                         [name and address]


                                         _______________________________________





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